UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2015
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2015, BioMed Realty Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of six directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alan D. Gold	176,938,803	4,135,501	1,236,460	8,208,107
Daniel M. Bradbury	158,572,947	23,690,190	47,627	8,208,107
William R. Brody	161,172,703	21,090,647	47,414	8,208,107
Gary A. Kreitzer	180,930,556	1,330,904	49,304	8,208,107
Theodore D. Roth	179,930,076	2,333,824	46,864	8,208,107
Janice L. Sears	180,966,130	1,300,287	44,347	8,208,107

Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,999,948	1,465,205	53,718	N/A

Proposal 3: Resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,994,078	74,651,089	665,597	8,208,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	BIOMED REALTY TRUST, INC.
By: /s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer